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                                                                EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
TestDesign Corporation

We consent to the inclusion of our report dated July 2, 1998, with respect to the balance sheets of TestDesign Corporation as of May 31, 1998 and June 30, 1997, and the related statements of earnings, shareholder's equity, and cash flows for the eleven months ended May 31, 1998 and for the year ended June 30, 1997, which report appears in the Form 8-K/A of inTEST Corporation dated August 3, 1998.





                                         KPMG Peat Marwick LLP

Mountain View, California
September 24, 1998